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                                                                   Exhibit 10.17

                                IT STAFFING LTD.
                         55 UNIVERSITY AVENUE SUITE 525
                        TORONTO, ONTARIO, CANADA M5J 2H7

                              CONSULTING AGREEMENT

                                             November 1, 1998

Mr. Michael Carrazza
48 Davey Drive
West Orange, NJ 07052

         Re:  IT Staffing Ltd.


Dear Michael

         This will confirm the arrangements, terms and conditions, whereby you (hereinafter referred to as the "Consultant") shall serve as consultant to IT Staffing Ltd. (hereinafter referred to as the "Company"). The undersigned hereby agree to the following terms and conditions:

         1. CONSULTING SERVICES. For the term set forth in Paragraph 2 hereinbelow, and based upon the compensation schedule set forth in Paragraph 3 hereinbelow, the Consultant shall provide to the Company the Services (as hereinafter defined) described in Sub-Paragraphs 1(i) and 1(ii). Consultant shall not be required to expend any time at the offices of the Company and may render the Services from any location. Consultant shall not be required to furnish a minimum number of hours in order to receive the compensation, except as otherwise specifically provided herein. The Services shall be as follows:

         (1) assisting Company senior management in the transition of the business related to the assets acquired by the Company from Southport Consulting Co., including without limitation, client relations, consultant relations, billing, collections, marketing, management and related services (the "Transition Services"); and

         (2) introduction of leads and/or new business on or after the date hereof in connection with the direct placement of Company consultants (the "Placement Services", together with the Transition Services shall be referred to herein as the Services).

         2. TERM. The Consultant shall commence rendering the Services on January 4, 1999 (the "Commencement Date") and shall continue until December 31, 2000 (the "Term"), subject to the terms and conditions set forth herein.

         3. COMPENSATION. The Company shall pay the Consultant or


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his designee(s) for the Services compensation as follows:

         (1) Two Hundred and Fifty Thousand United States Dollars (USD$250,000) for the Transition Services, payable as follows:
                  (A) One Hundred Twenty Five Thousand United States Dollars (USD$125,000) on January 4, 1999, payable by certified check or wire transfer of funds; and (B) One Hundred Twenty Five Thousand United States Dollars (USD$125,000) on June 1, 1999, payable by certified check or wire transfer of funds. The parties hereto understand and agree that said payments are attributable to the rendition of services throughout the Term and that notwithstanding the actual payment thereof, shall be allocated to Consultant during the term in equal monthly installments of Ten Thousand Four Hundred and Seventeen United States Dollars (USD$10,417);

         (ii) Five Percent (5%) of the gross margin attributable to the Placement Services, payable within Fifteen (15) calendar days following each calendar quarter for the immediately preceding calendar quarter.

         4. EXPENSE REIMBURSEMENT. Consultant shall be entitled to reimbursement by the Company for ordinary and necessary business expenses incurred by Consultant in the performance of his duties, which types of expenditures shall be determined and approved by the Company and further provided that the Company must approve any reimbursement of expenses in excess of Two Hundred and Fifty Dollars United States Dollars (USD$250) per month.

         5. RELATIONSHIP. Nothing contained herein shall be deemed to confer upon or assign, sell or transfer to the Consultant any ownership interest whatsoever in the Company. Furthermore, nothing herein shall be deemed to constitute an employment or agency relationship between the Consultant and the Company. Except as expressly agreed in writing, the Consultant shall not have the authority to obligate, bind or commit the Company in any manner whatsoever.

         6. ASSIGNMENT AND TERMINATION. This Agreement shall not be assignable by either party except to successors to all or substantially all of the business of the Company; provided, however, that Consultant may assign some or all of his rights to receive compensation hereunder at any time or from time to time. This Agreement may not be terminated by either party hereto for any reason other than gross negligence or willful misconduct of the non-terminating party.

         7. FURTHER ASSURANCES. Each party hereto agrees to execute and deliver such other documents, agreements or instruments and take such further action as may be reasonably requested by any other party hereto for the implementation of this agreement and the consummation of the transactions contemplated hereby.


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         8 NOTICES. Any notices required or permitted hereunder shall be sufficiently given if in writing and personally delivered, by telecopy and confirmed by telephone, or by internationally recognized overnight courier, addressed as follows or to such other address as the parties shall have given notice of pursuant hereto:

(a)      If to Consultant:   Mr. Michael Carrazza
                        48 Davey Drive
                        West Orange, NJ 07052

                        with a copy to:

                        Eric J. Dale, Esq.
                        Lev, Berlin & Dale, P.C.
                        535 Connecticut Avenue
                        Norwalk, Connecticut 06854
                        tel. (203) 838-8500
                        fax. (203) 854-1652

(b)      If to Company: Mr. Declan French
                        IT Staffing Ltd.
                        55 University Avenue Suite 525
                        Toronto, Ontario, Canada M5J 2H7
                        tel. (416) 364-8800
                        fax. (416) 364-2424

                        with a copy to:

                        Jay M. Kaplowitz, Esq.
                        Gersten, Savage, Kaplowitz & Fredericks, LLP
                        101 East 52nd Street 9th Floor
                        New York, New York 10022
                        tel. (212) 752-9700
                        fax. (212) 752-9713

All such notices shall be effective upon the earlier of receipt, date of confirmation, or, in the case of registered mail, seven (7) days after depositing in the mail, postage prepaid, return receipt requested and addressed as shown above.

         9. ENTIRE AGREEMENT. This agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this agreement signed by the parties hereto. This agreement supersedes all prior agreements and arrangements respecting the subject matter hereof between the parties hereto and their affiliates.


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         10. SUCCESSORS AND ASSIGNS; BENEFITS. This agreement shall be binding upon and shall inure to the benefit of the parties hereto and, except as otherwise provided below, their respective successors and assigns. Nothing contained in this agreement is intended to create any rights in any person or entity that is not a party to this agreement and no person or entity shall be deemed to be a third party beneficiary hereof or thereof.


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         11. SECTION HEADINGS. The section headings contained in this agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this agreement.

         12. APPLICABLE LAW. This agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the principles thereof relating to conflicts of law. The parties hereto consent to the jurisdiction of the courts of the State of New York in New York County and the United States District Court for the Southern District of New York.

         13. EXPENSES. Except as otherwise provided herein, the parties hereto shall pay their own respective fees and expenses, including without limitation, attorneys' fees. Notwithstanding the foregoing, in the event that Consultant commences legal action to recover any amounts owed hereunder, Company shall pay all professional fees and expenses, including without limitation, attorneys= fees and expenses.

         14. SEVERABILITY. If any provision of this agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this agreement.

         15. COUNTERPARTS. This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This agreement may be executed by telecopied signatures with the same effect as original signatures.

                                   IT STAFFING LTD.


                                   By:/S/ DECLAN FRENCH
                                      ---------------------------------
                                      Declan French
                                      Its President
                                      Hereunto duly authorized

Agreed to and accepted this 1st
day of November, 1998


 /S/ MICHAEL CARRAZZA
--------------------------------------
Michael Carrazza